NEWS RELEASE

CONTACT:	Gary S. Maier Maier & Company, Inc. (310) 442-9852

FERIS INTERNATIONAL ADOPTS NEW CORPORATE NAME
-- New Trading Symbol Issued --

LOS ANGELES, CA - July 14, 2008 - Feris International, Inc. (OTC: SMDI.PK), which completed a reverse merger and share exchanger in March with Pro Sports & Entertainment, today announced the adoption of Stratus Media Group, Inc. as its new corporate name and the commencement of trading under a new symbol. It previously traded under the symbol (OTC:FSIT.PK).
"The new corporate name is more representative of the company’s evolution and its strategic focus on vertically expanding businesses within the live entertainment, media and marketing-related sectors,” said Paul Feller, chairman and chief executive officer of Stratus Media Group.

About Stratus Media Group, Inc.

Incorporated in November of 1998 as Pro Sports & Entertainment, Inc., Los Angeles based-Stratus Media Group is an owner, operator and marketer of live entertainment and sporting events. The company is primarily focused on internal growth and acquisitions within the live entertainment-related market -- including action sports, automotive shows, college sports, food events, motor sports, music concerts and festivals, running events, diversified media marketing, trade shows and expositions, and talent management. In addition, the company intends to expand its consumer rewards marketing and redemption activities through its recently acquired Stratus Rewards Visa White Card -- providing exclusive redemption benefits to its cardholders in the form of VIP event access, luxury trips, private jet travel, luxury automobiles, high-end merchandise and other rewards for specified levels of use.

Forward Looking Statements

Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors which include but are not limited to risk factors inherent in doing business. Although the company's management believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. The company has no obligation to update these forward-looking statements.
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